Exhibit 26a


                              CONSENT OF DIRECTORS

                                       OF

                           ALLSTATE ASSURANCE COMPANY



The undersigned, being all of the directors of Allstate Assurance Company (the "Company"), adopt the following resolutions:

VUL  SEPARATE  ACCOUNT

BE IT RESOLVED, that the Board of Directors of Allstate Assurance Company ("Company''), acting pursuant to the provisions of Section 245.21 of the Illinois Insurance Code, hereby establishes a separate account designated
Allstate Assurance Company VUL Separate Account (hereinafter "VUL Separate Account") for the following use and purposes, and subject to the conditions as hereinafter set forth.

FURTHER RESOLVED, that the VUL Separate Account is established for the purpose of providing for the issuance by the Company of variable life insurance policies (collectively, "Policies") and shall constitute a separate account into which are allocated amounts paid to or held by the Company under such Policies; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to the VUL Separate Account shall, in accordance with the Policies, be credited to or charged against the VUL Separate Account without regard to other income, gains or losses of the Company; and

FURTHER RESOLVED, that the portion of the assets of the VUL Separate Account equal to the reserves and other Policy liabilities with respect to the VUL
Separate Account shall not be chargeable with liabilities arising out of any other business the Company may conduct; and

FURTHER RESOLVED, that the VUL Separate Account shall be divided into investment subdivisions ("Subaccounts"), each of which shall invest in a portfolio of an investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and net premium payments under the Policies shall be allocated to such portfolios in accordance with instructions received from owners of the Policies; and

FURTHER RESOLVED, that the income, gains and losses, whether or not realized, from assets allocated to each Subaccount of the VUL Separate Account shall be credited to or charged against such Subaccount of the VUL Separate Account without regard to other income, gains or losses of any other Subaccount of the VUL Separate Account or of any other separate account or subdivision thereof that the Company shall establish; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the VUL Separate Account and on behalf of the Company authorized to: (1) add, combine or remove any Subaccount of the VUL Separate Account, (2) substitute the investments held in a Subaccount of VUL Separate Account for other investments, or (3) change the designation of a Subaccount or of VUL Separate Account, as it may hereafter deem necessary or appropriate; and

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

FURTHER RESOLVED, that the President and Treasurer be, and they hereby are, authorized to deposit such amount in the VUL Separate Account or in each Subaccount thereof as may be necessary or appropriate to facilitate the commencement of the VUL Separate Account's operations and/or to meet any minimum capital requirements under the 1940 Act; and

FURTHER RESOLVED, that the President and Treasurer are hereby authorized to transfer cash, from time to time, between the Company's general account and the VUL Separate Account as deemed necessary or appropriate and consistent with the terms of the Policies; and

FURTHER RESOLVED, that the appropriate officers of the Company be, and they hereby are, authorized on behalf of the VUL Separate Account and on behalf of the Company to take any and all action that they may deem necessary or advisable in order to offer and sell the Policies, including any registrations, filings and qualifications of (a) the Company, its officers, agents and employees, and
(b) the Policies, under the insurance laws of any of the states of the United States of America and other jurisdictions, and in connection therewith, to prepare, execute, deliver and file all such applications, requests, undertakings, reports, covenants, resolutions, applications for exemptions, consents to service of process and other papers and instruments as may be required under such laws, and to take any and all further action which said officers or legal counsel of the Company may deem necessary or desirable (including entering into whatever agreements and contracts may be necessary) in order to maintain such registrations or qualifications for as long as said officers or legal counsel deem it to be in the best interests of the VUL Separate Account and the Company; and

FURTHER RESOLVED, that the appropriate officers of the Company, with such assistance from the Company's auditors, legal counsel and independent consultants or others as they may require, be, and they hereby are, authorized and directed to take all action necessary to: (a) register the VUL Separate Account as a unit investment trust under the 1940 Act; (b) register the Policies in such amounts, which may be an indefinite amount, as the officers of the Company shall from time to time deem appropriate under the Securities Act of 1933, as amended ("1933 Act"); and (c) take all other actions that are necessary in connection with the offering of said Policies for sale and the operation of the VUL Separate Account in order to comply with the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended, and other applicable federal laws-including the filing of any amendments to registration statements, any undertakings, consents, no-action requests, and any applications for exemptions from the 1940 Act or other applicable federal laws as the officers of the Company shall deem necessary or appropriate; and

FURTHER RESOLVED, that the President and the General Counsel, and either of them with full power to act without the other, hereby are authorized and empowered to prepare, execute and cause to be filed with the Securities and Exchange Commission ("SEC") on behalf of the VUL Separate Account and by the Company as sponsor and depositor, a Form of Notification of Registration on Form N-8A, a registration statement registering the Policies under the 1933 Act and the VUL Separate Account as an investment company under the 1940 Act, and any exemptive application, and any and all amendments to the foregoing on behalf of the VUL Separate Account and the Company, and on behalf of and as attorneys-in-fact for the principal executive officer and/or the principal financial officer and/or the principal accounting officer and/or any other officer of the Company, and

FURTHER RESOLVED, that the General Counsel for the Company is duly appointed as agent for service under any such registration statement, duly authorized to receive communications and notices from the SEC with respect thereto; and

FURTHER RESOLVED, that the President of the Company or designated representative, each of them with full power to act without the other, is hereby authorized to execute such agreement or agreements on such terms and subject to such modifications as deemed


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

necessary or appropriate (a) with a qualified entity that will be appointed principal underwriter and distributor for the Policies and (b) with one or more qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the VUL Separate Account and the design, issuance, and administration of the Policies; and

FURTHER RESOLVED, that because the VUL Separate Account will invest in the securities issued by one or more investment companies registered under the 1940 Act, the appropriate officers of the Company, each of them with full power to act without the other, are hereby authorized to execute whatever agreement or agreements as may be necessary or appropriate to enable such investments to be made; and

FURTHER RESOLVED, that the President and the General Counsel for the Company, and each of them with full power to act without the other, be, and hereby is, authorized in the names and on behalf of the VUL Separate Account and the Company to execute and file irrevocable written consents on the part of the VUL Separate Account and of the Company to be used in states where consents to service of process may be required under the insurance or securities Jaws in connection with the registration or qualification of Policies, and to appoint the appropriate state official, or such other person as may be allowed by said insurance or securities laws, agent of the VUL Separate Account and of the Company for the purpose of receiving and accepting process; and

FURTHER RESOLVED, that the President of the Company or designated representative be, and hereby is, authorized to establish procedures pursuant to which the Company will provide voting privileges for owners of the Policies with respect to securities owned by the VUL Separate Account; and

FURTHER RESOLVED, that the appropriate officers of the Company, and each of them with full power to act without the others, are hereby authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purposes thereof; and

FURTHER RESOLVED, that the Company hereby adopts and establishes the following Standards of Conduct that are in conjunction with the Allstate Code of Ethics, for itself and its officers, directors, employees and affiliates (each, an "Employee") with respect to the purchase or sale of investments of VUL Separate
Account:

No  Employee  shall:

1. Employ any device, scheme or artifice to defraud VUL Separate Account or the owners of the Policies;

2. Make any untrue statement of a material fact with respect to the investments of VUL Separate Account or omit to state a material fact necessary in order to make the statements made, in light of the circumstances in which they were made, not misleading;

3. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon VUL Separate Account or the owners of the Policies;

4. Engage in any manipulative practice with respect to VUL Separate Account or the owners of the Policies;

5. Sell to, or purchase from, VUL Separate Account any securities or other property, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization;


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


6. Purchase or allow to be purchased for VUL Separate Account any securities of which the Company or an affiliated company is the issuer, except as permitted under applicable laws, rules, regulations, order, or other interpretation of any government, agency, or self-regulatory organization;

7. Accept any compensation other than a regular salary or wages from the Company or an affiliated company for the sale or purchase of investment securities to or from VUL Separate Account, except as permitted under applicable laws, rules, regulations, order, or other interpretations of any government, agency or self-regulatory organization;

8. Engage in any joint transaction, participation or common undertaking whereby the Company or an affiliated company participates with VUL Separate Account in any transaction in which the Company or an affiliated company obtains an advantage in the price or quality of the item purchased, the service received or in the cost of such service, and VUL Separate Account or the owners of the Policies are disadvantaged in any of these respects by the same transaction; or

9. Borrow money or securities from VUL Separate Account other than under a policy loan provision.

FURTHER RESOLVED, that the Company shall require any third party providing administrative services to VUL Separate Account to adopt Standards of Conduct encompassing the standards set forth above.

FURTHER RESOLVED, that the foregoing resolutions will remain in full force and effect until otherwise revoked by the Board of Directors of the Company.

EXECUTION

FURTHER RESOLVED, that this Consent of Directors may be executed in one or more counterparts and by each member on a separate counterpart, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute a single document.


January 19, 2016


[SIGNATURE PAGE FOLLOWS]



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


/s/ James D. DeVries                          /s/ Harry R. Miller
--------------------                         --------------------
James D. DeVries                              Harry R. Miller





/s/ Angela K. Fontana                         /s/ Samuel H. Pilch
----------------------                      ---------------------
Angela K. Fontana                              Samuel H. Pilch






/s/ Mary Jane Fortin                         /s/ Steven E. Shebik
---------------------                        ---------------------
Mary Jane Fortin                              Steven E. Shebik






/s/ Judith P. Greffin                         /s/ Steven P. Sorenson
---------------------                        -----------------------
Judith P. Greffin                              Steven P. Sorenson





/s/ Mario lmbarrato                              /s/ Thomas J. Wilson
--------------------                         --------------------
Mario lmbarrato                              Thomas J. Wilson




/s/ Wilford J. Kavanaugh                         /s/ Matthew E. Winter
------------------------                     ---------------------
Wilford J. Kavanaugh                         Matthew E. Winter





/s/ Katherine A. Mabe
---------------------
Katherine A. Mabe

--------------------                         --------------------
James D. DeVries                              Harry R. Miller





----------------------                      ---------------------
Angela K. Fontana                              Samuel H. Pilch






---------------------                        ---------------------
Mary Jane Fortin                              Steven E. Shebik






---------------------                        -----------------------
Judith P. Greffin                              Steven P. Sorenson





--------------------                         --------------------
Mario lmbarrato                              Thomas J. Wilson




------------------------                     ---------------------
Wilford J. Kavanaugh                         Matthew E. Winter






---------------------
Katherine A. Mabe


                                  Page 5 of 5